Exhibit 99.1

            Healthaxis Launches Process to Explore Strategic Options

              Company Responds to Interest from Strategic Investors

     IRVING, Texas--(BUSINESS WIRE)--Dec. 19, 2007--Healthaxis Inc. (NASDAQ:HAXS), an innovative provider of technology-enhanced, integrated business process solutions and benefit administration services for the healthcare payer community, announced today that it is in the process of exploring various strategic options designed to best enhance value for its customers, employees and shareholders.

     The Company said that its Board of Directors has developed a formal process for evaluating various strategic options, which could include a sale or merger of the Company with a larger organization that would enable the Company to augment its own business operations or service and solution offerings. As part of the process, the Board has retained Ansley Capital Group, a Chicago based financial advisory and management consulting firm. Ansley specializes in the healthcare industry with a focus on helping emerging and growth-stage healthcare information technology and service organizations develop strategic options for their business.

     Healthaxis CEO, John M. Carradine, said, "The decision to evaluate Healthaxis' strategic options resulted from interest being expressed by several companies who believe that Healthaxis may fit their long-term business strategies because of the Company's broad information technology and service capabilities." Carradine continued, "Our core claims and administrative technologies, combined with our overall administrative services capabilities, are compelling for some industry participants who see either the need to own these assets to support their business strategies, or want to use them to grow emerging managed services operations. The interest has ranged from multi-national IT services companies with an interest in growing their healthcare footprint, to administrative services organizations who want to solidify their operating technologies on common platforms for better control and scalability, to financial parties looking to expand the capabilities of their portfolio companies."

     "We see this as a good opportunity to explore how changing our ownership structure could benefit our customers, employees, and shareholders," said Carradine. "We have always believed that Healthaxis, with its extensive industry expertise and strong systems capability, offers a strong value proposition to the healthcare payer market. However, our size and limited capital resources have kept us from achieving the growth of which we believe we are capable. In addition, the Company expects to spend approximately $1 million in 2008 for costs directly attributable to being a stand-alone public company. This amounts to a tax of approximately six percent of revenue. Without these public company costs, the Company would be generating an operating profit instead of a loss."

     In making the foregoing announcement, the Company said that there can be no assurance that any particular strategic option will be pursued or that any transaction will occur, or on what terms. The Company does not plan to release additional information about the status of its review of options until a definitive agreement is entered into or the process is otherwise completed.

     About Healthaxis Inc

     Healthaxis (NASDAQ: HAXS) is an innovative provider of healthcare payer solutions. By combining technology and services Healthaxis delivers value to payers and their customers. The company offers fully integrated business process outsourcing and claims administration systems that incorporate advanced technology solutions. Healthaxis' technology is time tested, scalable and offered on an ASP basis. Healthaxis' claims administrations systems technology solutions provide an end to end cost competitive solution for all sizes of payers: enrollment, data capture, administration, claims, customer service, print distribution and web services. For information on Healthaxis products and services, call (800) 519-0679 or visit their website at www.healthaxis.com.

     Forward Looking Statements

     Except for historical information, the statements in this release, including statements regarding the Company's exploration of strategic options and the outcome of that process, constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from current expectations, including but not limited to the risks and uncertainties arising out of any strategic option undertaken by the Company and those risks and uncertainties arising out of economic, competitive, governmental and technological factors affecting the Company's operations, markets, services, products, sales, potential sales and prices. For further information concerning certain of these risks and uncertainties, see under the caption "Risk Factors" in the Company's most recent Form 10-K. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.


     CONTACT: Investor Contact:
              Healthaxis Inc.
              Ron Herbert, CFO, 972-443-5000
              rherbert@healthaxis.com